Registration No.: 33-______
       =================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   -------------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            BCAM INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                NEW YORK                               13-3228375
     (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)                Identification No.)

          1800 WALT WHITMAN ROAD                          11747
            MELVILLE, NEW YORK
(Address of Principal Executive Offices)               (Zip Code)


                   -------------------------------------------

                            BCAM INTERNATIONAL, INC.
                             1995 STOCK OPTION PLAN

                            (Full title of the plan)

                   -------------------------------------------

                                 MICHAEL STRAUSS
                              Chairman of the Board
                            BCAM International, Inc.
                             1800 Walt Whitman Road
                            Melville, New York 11747
                     (Name and address of agent for service)

                                 (516) 752-3550
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                             BARRY R. SHAPIRO, ESQ.
                             Rivkin, Radler & Kremer
                                    EAB Plaza
                         Uniondale, New York 11556-0111
                                 (516) 357-3000

                   -------------------------------------------

                                                  (Cover continued on next page)



                         Calculation of Registration Fee

====================================================================================================================================
                                                               Proposed                   Proposed
       Title of                                                 maximum                   maximum
      securities                                               offering                  aggregate                  Amount of
        to be                    Amount to be                  price per                  offering                 registration
      registered                  registered                    unit(1)                   price(1)                     fee
----------------------      -----------------------      ---------------------      --------------------      ----------------------



Common                             2,000,000                   $1.015625                 $2,031,250                  $700.43
Stock, $.01
par value


====================================================================================================================================


(1) Estimated pursuant to Rules 457(c) and 457(h) solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low per share prices of the Common Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") Small Cap Market on January 16, 1996.

                                EXPLANATORY NOTE

         This Registration Statement has been prepared in accordance with the requirements of Form S-8 to register shares of Common Stock issuable upon the exercise of options granted under the Registrant's 1995 Stock Option Plan (the "Plan"). Under cover of this Form S-8 is a Reoffer Prospectus prepared in accordance with the requirements of Part I of Form S-3. The S-3 Reoffer Prospectus may be utilized for reofferings of Common Stock acquired by certain Selling Stockholders through the exercise of outstanding options granted under the Plan.

REOFFER PROSPECTUS

                            BCAM INTERNATIONAL, INC.
                           PRINCIPAL EXECUTIVE OFFICE
                             1800 WALT WHITMAN ROAD
                            MELVILLE, NEW YORK 11747
                                 (516) 752-3550

                        --------------------------------
                        2,000,000 SHARES OF COMMON STOCK
                            PAR VALUE $0.01 PER SHARE
                        --------------------------------


                  The shares of Common Stock, par value $0.01 per share (the "Common Stock") of BCAM International, Inc. (the "Company") offered hereby are being sold by certain officers or key employees of the Company or one or more of its subsidiaries (the "Selling Stockholders"), who are offering or may offer a maximum of 2,000,000 shares of Common Stock (the "Shares") which may be acquired by them from time to time from the Company upon the exercise of options to purchase such Shares granted to the Selling Stockholders by the Company pursuant to the Company's 1995 Stock Option Plan, as amended. See "Selling Security Holders."

THESE SECURITIES ARE SUBJECT TO A HIGH DEGREE OF RISK.  SEE "RISK FACTORS."

                  It is anticipated that the Shares may be offered for sale by one or more of the Selling Stockholders, in their discretion, on a delayed or continuous basis from time to time in transactions in the open market at prices prevailing at the time of sale on the Boston Stock Exchange, the NASDAQ or in negotiated transactions. Such transactions may be effected directly by the Selling Stockholders, each acting as principal for his own account. Alternatively, such transactions may be effected through brokers, dealers or other agents designated from time to time by the Selling Stockholders, and such brokers, dealers or other agents may receive compensation in the form of customary brokerage commissions or concessions from the Selling Stockholders or the purchasers of the Shares. The Selling Stockholders also may pledge Shares as collateral and such Shares could be resold pursuant to the terms of such pledges. The Selling Stockholders, brokers who execute orders on their behalf and other persons who participate in the offering of the Shares on their behalf may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and a portion of the proceeds of sales and commissions or concessions therefore may be deemed underwriting compensation for purposes of the Securities Act. The Company will not receive any part of the proceeds from the sale of Shares by the Selling Stockholders.

                                                        (continued on next page)



                The date of this Prospectus is January 26, 1996

                  The Company will pay all costs and expenses incurred in connection with the registration of the Shares under the Securities Act, estimated to be $5,000. The Selling Stockholders will pay the costs associated with any sales of Shares, including any discounts, commissions and applicable transfer taxes.


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  No person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offering made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities to which this Prospectus relates in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or since the date as of which information is set forth herein.

                              AVAILABLE INFORMATION

                  The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form S-8 under the Securities Act relating to the shares of its Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Commission. For further information, reference is made to the Registration Statement, including the exhibits filed as a part thereof, and to such reports, proxy statements, information statements and other information, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at the Midwest Regional Office at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at the Northeast Regional Office at 7 World Trade Center, Suite 1300, New York, NY 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Company's common stock is listed on the NASDAQ Small Cap Market and on the Boston Stock Exchange. Certain reports, proxy statements and other information concerning the Company can be inspected at the Boston Stock Exchange, One Boston Place, Boston, Massachusetts 02108, and at the NASD, 1735 K Street, N.W., Washington, DC 20006.


                                  RISK FACTORS

                  An investment in the securities offered hereby is speculative in nature, involves a high degree of risk, and should not be made by any investor who cannot afford the loss of his entire investment. Each prospective purchaser should carefully consider the following risks, as well as others described elsewhere in the Prospectus, before making an investment.


                  1. LIMITED OPERATING HISTORY; LOSSES; ACCUMULATED DEFICIT. Although the Company was formed in 1984, it did not commence providing consulting services on a significant basis until 1986. The Company reported a net loss of $1,243,960 for the nine-month period ended September 30, 1995 and of $2,388,953 for the fiscal year ended December 31, 1994. For the fiscal year ended December 31, 1993, the Company reported a net loss of $595,012. At September 30, 1995, the Company had an accumulated deficit of $11,241,630. The
Company's operations are subject to numerous risks associated with the establishment and development of a new business. Current levels of revenue from licensing its technology and the reduction of revenue from the Company's ergonomic workplace assessment and traditional ergonomic consulting services have contributed to the Company's current losses. The historic losses will continue until the Company increases the sales of these services and the licensing of its technology. The Company is reviewing its sales and marketing plans and working with existing licensees to expedite product development in order to expedite the opportunities to receive revenue. There can be no assurance that sales or licensing revenue will be materially increased so as to cause the Company to operate at a profit. The Company expects ordinary expenses of approximately $200,000 a month for fiscal 1996. This amount is the minimum fixed cost required to service the Company's existing contracts. The costs are fixed costs and until the Company can increase its revenue to such levels, it will continue to operate at a loss.

                  2. NO ESTABLISHED MARKETS. The Company's products and services are not widely used at this time and the Company must educate its customers and potential customers as to the value of its services and technology. There can be no assurance the Company's clients or potential clients will find ergonomic consulting services or products of the type provided or proposed to be provided by the Company desirable or of economic value.

                  3. RISKS OF EXPANSION. The Company has incurred and continues to incur significant costs to retain qualified management personnel, engineers, scientists and ergonomists, and for marketing and promotional activities. The Company's expenses may exceed its revenues until such time, if ever, as the volume and profitability of its business increase to the extent necessary to offset these expenses. The Company may also incur increased expenses related to services performed for particular clients prior to receipt of any fees from such clients and, accordingly, may experience further decreases in its available cash during the early stages of expansion.

                  4. DEPENDENCE ON MAJOR CUSTOMERS. During the fiscal year ended December 31, 1993, McCord Winn Textron, Inc. and U.S. Surgical Corp. accounted for 44% and 6%, respectively, and 50%, in the aggregate, of the Company's net revenue. During the fiscal year ended December 31, 1994, an Indonesian government agency, Aircraft Industry of Indonesia, Reebok International Ltd. ("Reebok") and Lumex, Inc. together accounted for 59%, 17% and 9%, respectively, and 85%, in the aggregate, of the Company's net revenue. During the fiscal year ended December 31, 1995, BE Aerospace Inc., Remington Arms Company, Inc. and Reebok accounted for 29%, 12% and 11% respectively, and 52% in the aggregate, of the Company's net revenue. Since the Company is often retained to consult with respect to particular problems or to present seminars or training sessions, it is typically retained by a client for a limited period of time and the Company's services may not be needed after the completion of such assignment. No assurance can be given that the Company will continue to be retained by any of its major clients beyond the current project or that such clients will retain the Company for any future services.

                  5. EFFECT OF STATE OF ECONOMY. The market for the Company's services may be adversely affected by a recession or other economic downturn. The services provided by the Company are usually new services not previously budgeted by potential customers. During an economic recession, such services may be considered discretionary and delays in commencing ergonomic programs are possible. In addition, clients currently using the Company's services could decide to reduce their commitment for future use of such services as the economy worsens or the market for their products and services is reduced.

                  6. GROWTH LIMITATIONS INHERENT IN SERVICE PORTION OF BUSINESS. The specialized ergonomic services typically provided by the Company require significant time and attention of the Company's technical personnel. Accordingly, the Company's ability to deliver such specialized services is limited by the relatively few qualified personnel employed by the Company at any given time to perform these services.

                  7. FIXED PRICE CONTRACTS. The services provided by the Company are often offered to clients on a fixed price basis. In setting its price for services, the Company seeks to estimate the man hours that will be required to provide the services. To the extent that the Company underestimates the man hours that will be required, the Company could realize a loss on any particular contract or contracts. In addition, in certain circumstances, the Company may seek to establish a relationship with a particular client by offering to provide services based upon an hourly rate which does not reflect the full cost to the Company of providing these services. With respect to any contracts entered into at such hourly rates, the Company will have additional exposure to losses.

                  8. LIMITED RIGHTS TO CERTAIN PRODUCTS. In certain cases, the Company may develop products for its clients in response to a specific request of such client. In such cases, the client may fund all or a significant portion of the Company's research and development costs. The commercial rights to any products developed as a result of such efforts typically belong to the Company's clients and not the Company. Although the Company believes that it otherwise owns the rights to develop any products derived from work performed, including certain products under development by the Company, no assurance can be given that any client which has retained the Company will not in the future assert the right to restrict the Company's activities with respect to any technology developed or claim rights to products sought to be commercialized by the Company.

                  9. LACK OF PATENT PROTECTION; RELIANCE ON TRADE SECRET AND COPYRIGHT PROTECTION. Although the Company has obtained eight United States patents and has filed seven additional United States patent applications, there can be no assurance that its software programs are entitled to patent protection or that the claims in the pending patent applications otherwise will issue as patents, that any issued patent will provide the Company with significant competitive advantages, or that challenges will not be instituted against the validity or enforceability of any patents owned by the Company or, if instituted, that such challenges will not be successful. The cost of litigation to uphold the validity of a patent and prevent infringement can be substantial even if the Company prevails. Furthermore, there can be no assurance that others will not independently develop similar technologies, duplicate the Company's technology or design around the patented aspects of the Company's technology or that the Company will not infringe patents or other rights owned by others. If patents do not issue from present or future patent applications, the Company may be subject to greater competition.

                  With the exception of two of its training manuals which were developed for the U.S. Department of Labor and are not copyrightable, the Company's training manuals and materials and its principal proprietary software programs have been copyrighted by the Company and accordingly are protected to the extent provided under the United States copyright laws. These laws provide only limited protection, however, since they do not protect the "ideas" or "concepts" reflected in such materials or software, but only protect the expression of the "ideas" or "concepts" contained therein. While the Company employs contractual arrangements with its employees, consultants and customers, and implements various measures to maintain "trade secret" protection for its products in an attempt to maintain the proprietary nature of its products, there can be no assurance that these measures will be successful. Accordingly, there is no assurance that competitors may not develop products, materials or software which perform similar or identical functions as the Company's products, training materials or proprietary software without infringing upon the Company's copyrights or violating trade secret laws. The legal and factual issues arising in copyright or trade secret litigation are often both complex and unclear and any attempt to enforce the Company's rights thereunder will face both the high cost of litigation and the uncertainty of the result.

                  10. GOVERNMENT REGULATION. The Company does not believe that its present and currently proposed activities are generally subject to any material government regulation in the United States or other countries. It is possible that certain products developed by the Company in the future as an adjunct to its principal ergonomics business, might be deemed under new legislation or regulations to be "medical devices" or otherwise be subject to the jurisdiction of the Federal Food and Drug Administration or similar agencies. In the event that any product is subject to such governmental regulation, the Company will be required to obtain necessary approvals which could delay or, in certain circumstances, even prevent the introduction to the marketplace of such product and result in significant additional expense. The Company cannot predict the extent to which it may be affected by legislative and other regulatory developments under the Occupational Safety and Health Act or otherwise.

                  11. RETENTION OF KEY PERSONNEL; LIMITED MANAGEMENT EXPERIENCE. There can be no assurance that the Company will be able to retain the services of its key personnel and the loss of the services of its key personnel could have a material adverse effect on the Company's business and prospects. On February 9, 1995, Dr. Clifford M. Gross, the Company's Chairman of the Board and Chief Executive Officer, resigned his positions with the Company effective February 16, 1995 in order to pursue other interests. Dr. Gross is a consultant to the Company. On February 16, 1995, Michael Strauss, the President and Chief Operating Officer, was elected to the additional positions of Chairman of the Board of Directors and Chief Executive Officer. On February 16, 1995, Robert Wong, a current director, was appointed Vice Chairman and Chief of Technology. The Board of Directors believes that Mr. Strauss and Mr. Wong possess the operational, technical and management skills needed by the Company to further the Company's proprietary biomechanics technology, and therefore the Board does not believe Dr. Gross's resignation will have a material adverse effect on the Company. During the past three years six other directors have resigned.

                  12. COMPETITION. Other companies or agencies may, in the future, engage in the development of particular services that are competitive with the Company's services. The Company expects that increased competition from a wide variety of sources is likely to arise as, if and when the Company is successful in expanding the market for its services and if ergonomics becomes accepted as a means of promoting economic efficiency. It is likely that some of such competitors will have significantly greater financial, technical and other resources than the Company. Many of the large industrial companies that form the primary market for the Company's services may also seek to develop or have already developed their own ergonomic programs. To the extent that the Company provides training programs or manuals to any of such clients, the need by such clients of the Company's consulting services may decline. Similar services may also be supplied by universities, hospitals or insurance companies, government agencies or other entities, many of which may have substantially greater financial and other resources than the Company.

                  13. POTENTIAL LIABILITY; INSURANCE COVERAGE. The Company may be exposed to claims for liability arising out of injuries, property damage or other losses suffered in connection with services provided or designed by the Company. The Company currently has liability insurance for such losses, with a combined single limit of $5,000,000. There can be no assurance that it will be able to maintain such coverage or obtain additional coverage, at a reasonable cost or otherwise, or that the coverage that it has or that it may obtain will be sufficient to cover any and all claims. Although no claims have been asserted to date, in the event that a claim is successfully asserted against the Company, such claim could have a material adverse effect on the Company.

                  14. DILUTION. Purchasers of the Common Stock offered hereby risk immediate and substantial dilution because the net tangible book value per share of Common Stock will decline upon the exercise of certain outstanding options and warrants.

                  15. CONTROL BY PRE-IPO STOCKHOLDERS. The stockholders who acquired their shares prior to the IPO, including Dr. Clifford M. Gross and members of his family ("Pre-IPO Stockholders") beneficially own 958,008 shares of Common Stock, or approximately 6.4% of the outstanding Common Stock of the Company, based upon their most recent filings with the Commission. Since the holders of Common Stock do not have cumulative voting rights, the Pre-IPO Stockholders are in a position to substantially influence the election of all of the directors of the Company and to control the Company's affairs. Subsequent to the issuance of the Common Stock, the exercise of the remaining Class D Warrants, and the exercise of the balance of the Finder's Option and all Warrants in connection therewith and assuming no exercise of any other options or warrants, the Pre-IPO Stockholders will beneficially own 6.4% of all outstanding shares of voting stock, before any exercise of the Class C Warrants issued in the 1991 Private Placement and the Underwriter's Unit Purchase Option.

                  16. OUTSTANDING OPTIONS. As of December 1, 1995, in addition to the 8,095 shares of Common Stock issuable upon exercise of the balance of the Finder's Option (and the exercise of all warrants in connection therewith) and the 81,000 treasury shares that may be issued, the Company had outstanding
807,659 Class B Warrants, in turn exercisable for 969,191 shares of Common Stock, 491,588 Class E Warrants to purchase 540,745 shares of Common Stock, the Underwriter's Unit Purchase Option to purchase 97,178 Units at $4.35 per Unit, as adjusted, 194,356 Class A Warrants exercisable for 233,227 shares of Common Stock and 194,356 Class B Warrants exercisable for 233,227 shares of Common Stock issuable upon the exercise of the aforementioned Class A Warrants. The Company has also granted options under certain stock option plans to purchase an aggregate of 2,484,500 additional shares of its Common Stock (net of exercises and cancellations, of which options for 25,000 shares were granted prior to the
IPO) at exercise prices
ranging from $0.922 to $3.219 per share. In addition, the Company has granted to its non-management directors other options to purchase an aggregate of 262,500 shares of its Common Stock at exercise prices ranging from $0.922 to $1.688 per share. In addition, the Company has granted, to certain consultants, outside of stock option plans, options to purchase an aggregate of 305,000 shares of Common Stock at exercise prices ranging from $1.047 to $1.516 per share. Holders of the Finder's Option and such other options and warrants are likely to exercise them when, in all likelihood, the Company could obtain additional capital on terms more favorable than those provided by such Finder's Option, other options or warrants. Further, while such options and warrants are outstanding, they may adversely affect the terms on which the Company could obtain additional capital.

                  17. FUTURE SALES OF COMMON STOCK.  All the Company's shares of
Common Stock currently outstanding and owned by its Pre-IPO Stockholders and other affiliates of the Company are "restricted securities" as that term is defined in Rule 144 under the Securities Act, and under certain circumstances may be sold without registration pursuant to that Rule. In general, under Rule 144, a person who has satisfied a two-year holding period may, under certain circumstances, sell within any three month period a number of shares of Common Stock which does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume in such shares during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity or other limitation by a person who is not an affiliate of the Company and who has satisfied a three-year holding period. All of such outstanding shares have satisfied the Rule 144 two-year holding period requirement and, accordingly, are eligible for sale at any time. Any substantial sale of restricted securities pursuant to Rule 144 may have an adverse effect on the market price of the Common Stock. To maintain its listing on the NASDAQ Small Cap Market, the Company must have total assets of at least $2 million, capital and surplus of at least $1 million and a minimum bid price of $1 per share; provided, however, the $1 minimum bid price per share is not applicable if the Company maintains a public float of $1 million and capital and surplus of $2 million. Although the Company currently meets these requirements, in the event the Company continues to sustain losses, at some point in the future, it will not meet the above described standards and the Common Stock would be delisted from NASDAQ which could adversely affect the market price of the Common Stock.

                  18. MARKET OVERHANG. Future sales of outstanding Common Stock under Rule 144 or otherwise could depress the market price of the Company's Common Stock. Further, the options and warrants presently outstanding could further adversely affect the market for the Common Stock. Any sale of the Common Stock acquired pursuant to the options and warrants could depress the market price of the Common Stock.

                  19. NON-REGISTRATION IN CERTAIN JURISDICTIONS OF SHARES. The Company has not registered the shares offered hereby in all jurisdictions.
The Company has no obligation to effect any such registration or qualification in all jurisdictions. If the Company elects to attempt such registration or qualification, no assurances can be given that the Company will be able to effect any required registration or qualification. The

Company has qualified the offering in the following states: New York, Massachusetts, Rhode Island and Pennsylvania.

                  20. NO DIVIDENDS. The Company has paid no cash dividends on its Common Stock since its inception and does not anticipate paying cash dividends on its Common Stock in the foreseeable future.

                                   THE COMPANY

                  BCAM International, Inc., a New York corporation (formerly Biomechanics Corporation of America prior to a name change effected on June 22,
1995), and its subsidiaries, BCAM Technologies, Inc. (formerly BCA Associates, Inc.), and BCA Services, Inc. (formerly ErgoRisk Services, Inc.), provide a broad range of consulting services, primarily to manufacturing companies, using principles of ergonomics and biomechanics. These principles combine elements of engineering and physical medicine in the design and redesign of customer products, tools and manufacturing processes which are better suited to or more compatible with the human body. As part of its consulting services, the Company utilizes computer analysis and certain proprietary technology to quantify forces acting on the human body as it engages in particular activities.

                  The services provided by the Company and its subsidiaries consist of (i) intelligent product services, (ii) ergonomic workplace assessment services by its subsidiary, BCA Services, Inc., and (iii) traditional ergonomic consulting services. These services presently account for substantially all revenues generated by the Company, and generally are provided under fixed price contracts.

                                 USE OF PROCEEDS

                  The Company will not receive any proceeds from the sale of the Shares.

                            SELLING SECURITY HOLDERS

                  The following persons are officers or key employees of the Company or one or more of its subsidiaries, each of whom is eligible to sell pursuant to this Prospectus the number of Shares set forth opposite his name in the table below.

                                                                                                                BENEFICIAL
              SELLING                       BENEFICIAL OWNERSHIP                MAXIMUM OFFERED               OWNERSHIP AFTER
           STOCKHOLDERS                     BEFORE OFFERING (1)                    HEREBY (2)                  OFFERING (3)
-----------------------                     --------------------                ---------------               ---------------
Michael Strauss                                       1,000,000                      1,000,000                             0
Chairman of the
Board of Directors
and Chief Executive
Officer

Robert P. Wong                                          500,000                        500,000                             0
Vice Chairman and
Chief Technology
Officer


                                                                                                                BENEFICIAL
              SELLING                       BENEFICIAL OWNERSHIP                MAXIMUM OFFERED               OWNERSHIP AFTER
           STOCKHOLDERS                     BEFORE OFFERING (1)                    HEREBY (2)                  OFFERING (3)
-----------------------                     --------------------                ---------------               ---------------

Daniel Benjamin                                         150,000                        150,000                             0
Chief Financial
Officer and
Corporate Secretary

David West                                              100,000                        100,000                             0
Vice President,
Marketing & Sales

Joel L. Gold                                            107,500                         57,500                        50,000
Director

Lawrence N. Cohen                                        60,000                         60,000                             0
Director

Julian H. Cherubini                                      25,000                         25,000                             0
Director

Glenn F. Santmire                                        25,000                         25,000                             0
Director


(1) Assumes the exercise of all options held as of December 31, 1995 to purchase Shares granted to the Selling Stockholders pursuant to the Company's 1995 Stock Option Plan, as amended.

(2) This statement of Maximum Offered Hereby does not constitute a commitment to sell the number of shares of Common Stock listed. The number of shares of Common Stock offered shall be determined from time to time by each Selling Stockholder in his or her sole discretion.

(3) Assumes that the Maximum Offered Hereby is sold by each of the Selling Stockholders.

                              PLAN OF DISTRIBUTION

                  It is anticipated that the Shares may be offered for sale by one or more of the Selling Stockholders in their discretion, on a delayed or continuous basis from time to time in transactions in the open market at prices prevailing at the time of sale on the National Association of Securities Dealers Automated Quotation System or in negotiated transactions. Such transactions may be effected directly by the Selling Stockholders, each acting as principal for his own account. Alternatively, such transactions may be effected through brokers, dealers or other agents designated from time to time by the Selling Stockholders and such brokers, dealers or other agents may receive compensation in the form of customary brokerage commissions or concessions from the Selling Stockholders or the purchasers of the Shares. The Selling Stockholders also may pledge Shares as collateral and such Shares could be resold pursuant to the terms of such pledges. The Selling Stockholders, brokers who execute orders on their behalf and other persons who participate in the offering of the Shares on their behalf may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and a portion of the proceeds of sales and commissions or concessions may therefore be deemed underwriting compensation for purposes of the Securities Act. The Company will not receive any part of the proceeds from the sale of Shares by the Selling Stockholders.

                                  LEGAL MATTERS

                  Certain legal matters relating to the issuance of the Shares offered hereby have been passed upon for the Company by Rivkin, Radler & Kremer, Uniondale, New York.

                                     EXPERTS

                  The consolidated financial statements of BCAM International, Inc. (formerly Biomechanics Corporation of America) appearing in BCAM International, Inc.'s Annual Report (Form 10-KSB) for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report of Ernst & Young LLP, pertaining to such financial statements given upon the authority of such firm as experts in accounting and auditing.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

                  The following documents, previously filed by the Company (File No. 0-18109) with the Commission under the Exchange Act are incorporated by reference in this Prospectus and made a part hereof:

                  (1) The Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, as amended by Form 10-KSB/A, dated April 27, 1995, and filed on April 28, 1995;

                  (2) The Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1995;

                  (3) The Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1995;

                  (4) The Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1995, as amended by Form 10-QSB/A;

                  (5)  The Form 8-K filed on July 10, 1995;

                  (6) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year ended December 31, 1994; and

                  (7) The description of the Company's Common Stock which is contained in the Company's Registration Statement on Form 8-A filed on October 29, 1989 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

                  The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents that have been or may be incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to BCAM International, Inc., 1800 Walt Whitman Road, Melville, New York 11747,
Attention:  Daniel  Benjamin,  Chief  Financial  Officer  and  Secretary,  (516)
752-3550.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

                  Sections 721 through 725 of the New York Business Corporation Law provide that New York corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in such actions, suits or proceedings. Article Seventh of the Company's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Company generally in accordance with New York law.

                  Section 721 of the New York Business Corporation Law permits a corporation to enter into agreements with its directors and officers providing for indemnification for actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors or officers, against expenses incurred in such actions, suits or proceedings, provided, however, that no such indemnification may be provided if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

                  Under Section 722(a), the corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) brought against him by reason of the fact that he, his testator or intestate was a director or officer of the corporation, or served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation. Indemnification may be given for judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, if such director or officer is shown to have acted in good faith, in furtherance of a purpose believed to be in the best interests of the corporation, and, in the case of a criminal action or proceeding, to have had no reason to believe such conduct was unlawful.

                  Under Section 722(c), the corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such persona shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

                  Indemnification  may be by court order under Section 724 or by approval  of the  corporation  in the  manner  set forth in the  statute.  Under
Section  723(a),  success on the merits or  otherwise  entitles  the director or officer to indemnification as authorized in Section 722. If not wholly successful, indemnification shall be made by the corporation only if a quorum of the board, not including parties to the action, finds that the standards of
Section 722 have been met. If a quorum cannot be obtained or, even if obtainable, a quorum of disinterested directors so direct, approval may be by the board upon (i) the opinion of independent legal counsel or (ii) a determination by the shareholders that the standards of conduct have been met by the director or officer. Expenses may be paid in advance of the final disposition of an action upon receipt of an undertaking by or on behalf of such director or officer to repay such amount as and to the extent, required by
Section 725(a). Under Section 724, if the corporation fails to provide indemnification, the director or officer may apply to the court and may receive indemnification to the extent authorized under Section 722. Where indemnification is sought by judicial action, the court may allow a person such reasonable expenses, including attorneys' fees, during the pendency of the litigation as are necessary in connection with that person's defense, if the court finds that the defendant has by their pleadings or during the cause of the litigation raised grave issues of fact or law. All expenses incurred in defending an action or proceeding which are advanced by the corporation under 723(c) or allowed by a court under 724(c) shall be repaid in case the person receiving such advancement or allowance is ultimately found not to be entitled to indemnification, or whose indemnification is granted, to the extent the expenses so advanced by the corporation or allowed by the court exceed the indemnification to which he is entitled. Indemnification may not be made if it is inconsistent with the corporation's certificate of incorporation, by-laws, board resolutions, shareholder resolutions an agreement or other corporation action, in effect at the time of the accrual of the alleged cause of action in which the expenses were incurred, which prohibits or otherwise limits indemnification; or the indemnification would be inconsistent with a condition imposed by the court in approving a settlement.

                  The New York Business Corporation Law permits a corporation through its certificate of incorporation to prospectively eliminate or limit the personal liability of its directors to the corporation or its shareholders for damages for breach of fiduciary duty as a director, provided that no indemnification may be made if a judgment establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained a financial profit or other advantage to which he was not legally entitled. The Company's Restated Certificate of Incorporation exonerates its directors from personal liability to the extent permitted by this statutory provision.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                  Pursuant to Rule 428(b)(1) of the Securities Act, the documents containing the information with respect to the BCAM International, Inc. 1995 Stock Option Plan, as amended (the "Plan"), will be distributed to holders of stock options granted under the Plan. Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference herein in the Registration Statement pursuant to Item 3 of Part II below, taken together, constitute a prospectus that meets the requirements of Section 10(A) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents, previously filed by the Company (File No. 0-18109) with the Commission under the Exchange Act are incorporated by reference in this Registration Statement and made a part hereof:

                  (1) the Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, as amended by Form 10-KSB/A, dated April 27, 1995, and filed on April 28, 1995;

                  (2) the Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1995;

                  (3) the Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1995;

                  (4) the Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1995, as amended by Form 10-QSB/A;

                  (5)  the Form 8-K filed on July 10, 1995;

                  (6) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year ended December 31, 1994; and

                  (7) the description of the Company's Common Stock which is contained in the Company's Registration Statement on Form 8-A filed on October 29, 1989 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

                  Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Sections 721 through 725 of the New York Business Corporation Law provide that New York corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in such actions, suits or proceedings. Article Seventh of the Company's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Company generally in accordance with New York law.

                  Section 721 of the New York Business Corporation Law permits a corporation to enter into agreements with its directors and officers providing for indemnification for actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors or officers, against expenses incurred in such actions, suits or proceedings, provided, however, that no such indemnification may be provided if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

                  Under Section 722(a), the corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) brought against him by reason of the fact that he, his testator or intestate was a director or officer of the corporation, or served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation. Indemnification may be given for judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, if such director or officer is shown to have acted in good faith, in furtherance of a purpose believed to be in the best interests of the corporation, and, in the case of a criminal action or proceeding, to have had no reason to believe such conduct was unlawful.

                  Under Section 722(c), the corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such persona shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

                  Indemnification  may be by court order under Section 724 or by approval  of the  corporation  in the  manner  set forth in the  statute.  Under
Section  723(a),  success on the merits or  otherwise  entitles  the director or officer to indemnification as authorized in Section 722. If not wholly successful, indemnification shall be made by the corporation only if a quorum of the board, not including parties to the action, finds that the standards of
Section 722 have been met. If a quorum cannot be obtained or, even if obtainable, a quorum of disinterested directors so direct, approval may be by the board upon (i) the opinion of independent legal counsel or (ii) a determination by the shareholders that the standards of conduct have been met by the director or officer. Expenses may be paid in advance of the final disposition of an action upon receipt of an undertaking by or on behalf of such director or officer to repay such amount as and to the extent, required by
Section 725(a). Under Section 724, if the corporation fails to provide indemnification, the director or officer may apply to the court and may receive indemnification to the extent authorized under Section 722. Where indemnification is sought by judicial action, the court may allow a person such reasonable expenses, including attorneys' fees, during the pendency of the litigation as are necessary in connection with that person's defense, if the court finds that the defendant has by their pleadings or during the cause of the litigation raised grave issues of fact or law. All expenses incurred in defending an action or proceeding which are advanced by the corporation under 723(c) or allowed by a court under 724(c) shall be repaid in case the person receiving such advancement or allowance is ultimately found not to be entitled to indemnification, or whose indemnification is granted, to the extent the expenses so advanced by the corporation or allowed by the court exceed the indemnification to which he is entitled. Indemnification may not be made if it is inconsistent with the corporation's certificate of incorporation, by-laws, board resolutions, shareholder resolutions an agreement or other corporation action, in effect at the time of the accrual of the alleged cause of action in which the expenses were incurred, which prohibits or otherwise limits indemnification; or the indemnification would be inconsistent with a condition imposed by the court in approving a settlement.

                  The New York Business Corporation Law permits a corporation through its certificate of incorporation to prospectively eliminate or limit the personal liability of its directors to the corporation or its shareholders for damages for breach of fiduciary duty as a director, provided that no indemnification may be made if a judgment establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained a financial profit or other advantage to which he was not legally entitled. The Company's Restated Certificate of Incorporation exonerates its directors from personal liability to the extent permitted by this statutory provision.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.           EXHIBITS.

                  EXHIBIT NO.                DESCRIPTION OF EXHIBIT

                  4.4                   1995 Stock Option Plan(1)
                  5.1                   Opinion of Rivkin, Radler & Kremer
                  24.1                  Consent of Ernst & Young LLP
                  24.2                  Consent of Rivkin, Radler & Kremer
                                        (included in Exhibit 5.1)
                  24.3                  Power of Attorney executed by Robert P. Wong
                  24.4                  Power of Attorney executed by Julian H. Cherubini
                  24.5                  Power of Attorney executed by Lawrence N. Cohen
                  24.6                  Power of Attorney executed by Joel L. Gold
                  24.7                  Power of Attorney executed by Glenn F. Santmire

-------------------------------

                  (1)Previously filed as Exhibit 10.47 to Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1995 and incorporated herein by reference thereto.

ITEM 9.           UNDERTAKINGS.

                  (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Suffolk, State of New York, on January 26, 1996.

                                   BCAM INTERNATIONAL, INC.



                                   By:/s/Michael Strauss
                                   Michael Strauss, President and Chairman
                                   of the Board of Directors

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



         SIGNATURE                                      TITLE                                      DATE
         ---------                                      -----                                      ----
PRINCIPAL EXECUTIVE OFFICER:


   /s/Michael Strauss
----------------------------
   Michael Strauss                                Chairman of the Board,                       January 26, 1996
                                                  President, Chief
                                                  Executive Officer and
                                                  Director


PRINCIPAL FINANCIAL OFFICER:
      /s/Daniel Benjamin
----------------------------
      Daniel Benjamin                             Chief Financial Officer                      January 26, 1996

ADDITIONAL DIRECTORS:

            *
----------------------------
      Robert P. Wong                              Director, Vice Chairman                      January 26, 1996
                                                  and Chief Technology
                                                  Officer
            *
----------------------------
   Julian H. Cherubini                            Director                                     January 26, 1996

            *
----------------------------
   Lawrence N. Cohen                              Director                                     January 26, 1996

            *
----------------------------
      Joel L. Gold                                Director                                     January 26, 1996

            *
----------------------------
     Glenn F. Santmire                            Director                                     January 26, 1996



         *Michael Strauss, by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such person and filed herewith as exhibits to this Registration Statement on Form S-8.


                                                                                /s/Michael Strauss
                                                                                --------------------
                                                                                Michael Strauss
                                                                                Attorney-in-Fact


                                  EXHIBIT INDEX



       Exhibit          Description                                     Page No.
       -------          -----------                                     --------

         5.1            Opinion of Rivkin, Radler & Kremer                E-1

        24.1            Consent of Ernst & Young LLP                      E-2

        24.2            Consent of Rivkin, Radler & Kremer
                        (included in Exhibit 5.1)                         E-1

        25.1            Power of Attorney executed by Robert P.
                        Wong                                              E-3

        25.2            Power of Attorney executed by Julian H.
                        Cherubini                                         E-4

        25.3            Power of Attorney executed by Lawrence N.
                        Cohen                                             E-5

        25.4            Power of Attorney executed by Joel L. Gold        E-6

        25.5            Power of Attorney executed by Glenn F.
                        Santmire                                          E-7

                                   EXHIBIT 5.1

                            RIVKIN, RADLER & KREMER
                                   EAB Plaza
                         Uniondale, New York 11556-0111


                                                        January 22, 1996



BCAM International, Inc.
1800 Walt Whitman Road
Melville, New York 11747

Gentlemen:

     You have requested our opinion in connection with a Registration Statement on Form S-8 to be filed by BCAM International, Inc. (the "Company") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for registration under the Act of 2,000,000 common shares (the "Shares") in connection with the Company's 1995 Stock Option Plan (the "Plan").

     As counsel for the Company, we have examined such records, documents and questions of law as we have deemed appropriate for the purposes of this opinion and, on the basis thereof, advise you that in our opinion all the Shares which are currently outstanding are, and the 2,000,000 Shares to be issued by the Company as a result of the exercise, if any, of the options under the Plan will be, legally issued and fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm in the Prospectus under the caption "Legal Matters."

                                              Very truly yours,


                                              /s/ Rivkin, Radler & Kremer

                                  EXHIBIT 24.1



                         Consent of Independent Auditors


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the BCAM International, Inc. 1995 Stock Option Plan and to the incorporation by reference therein of our report dated March 21, 1995, with respect to the consolidated financial statements of BCAM International, Inc. (formerly Biomechanics Corporation of America) included in its Annual Report (Form 10-KSB) for the year ended December 31, 1994, filed with the Securities Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

Melville, New York
January 22, 1996

                                  EXHIBIT 25.1


                                POWER OF ATTORNEY


     KNOWN ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Michael Strauss his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead; in any and all capacities, in connection with the BCAM International Inc. (the "Company") Registration Statement on Form S-8 under the Securities Act of 1933, as amended, including, without limiting the generality of the foregoing, to sign the Registration Statement in the name and on behalf of the Company or on behalf of the undersigned as a director or officer of the Company, and any amendments (including post-effective amendments) to the Registration Statement and any instrument, contract, document or other writing of or in connection with the Registration Statement or amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has signed these presents this 19th day of January, 1996.



                                              /s/ Robert P. Wong

                                  EXHIBIT 25.2


                                POWER OF ATTORNEY


     KNOWN ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Michael Strauss his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead; in any and all capacities, in connection with the BCAM International Inc. (the "Company") Registration Statement on Form S-8 under the Securities Act of 1933, as amended, including, without limiting the generality of the foregoing, to sign the Registration Statement in the name and on behalf of the Company or on behalf of the undersigned as a director or officer of the Company, and any amendments (including post-effective amendments) to the Registration Statement and any instrument, contract, document or other writing of or in connection with the Registration Statement or amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has signed these presents this 22nd day of January, 1996.



                                              /s/ Julian H. Cherubini

                                  EXHIBIT 25.3


                                POWER OF ATTORNEY


     KNOWN ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Michael Strauss his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead; in any and all capacities, in connection with the BCAM International Inc. (the "Company") Registration Statement on Form S-8 under the Securities Act of 1933, as amended, including, without limiting the generality of the foregoing, to sign the Registration Statement in the name and on behalf of the Company or on behalf of the undersigned as a director or officer of the Company, and any amendments (including post-effective amendments) to the Registration Statement and any instrument, contract, document or other writing of or in connection with the Registration Statement or amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has signed these presents this 19th day of January, 1996.



                                              /s/ Lawrence N. Cohen

                                  EXHIBIT 25.4


                                POWER OF ATTORNEY


     KNOWN ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Michael Strauss his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead; in any and all capacities, in connection with the BCAM International Inc. (the "Company") Registration Statement on Form S-8 under the Securities Act of 1933, as amended, including, without limiting the generality of the foregoing, to sign the Registration Statement in the name and on behalf of the Company or on behalf of the undersigned as a director or officer of the Company, and any amendments (including post-effective amendments) to the Registration Statement and any instrument, contract, document or other writing of or in connection with the Registration Statement or amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has signed these presents this 19th day of January, 1996.


                                               /s/ Joel L. Gold

                                  EXHIBIT 25.5


                                POWER OF ATTORNEY


     KNOWN ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Michael Strauss his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead; in any and all capacities, in connection with the BCAM International Inc. (the "Company") Registration Statement on Form S-8 under the Securities Act of 1933, as amended, including, without limiting the generality of the foregoing, to sign the Registration Statement in the name and on behalf of the Company or on behalf of the undersigned as a director or officer of the Company, and any amendments (including post-effective amendments) to the Registration Statement and any instrument, contract, document or other writing of or in connection with the Registration Statement or amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has signed these presents this 19th day of January, 1996.



                                              /s/ Glenn F. Santmire